Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER AND MID-YEAR 2020 RESULTS

Newport Beach, CA – August 6, 2020 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the quarter and half-year ended June 30, 2020.

Financial Highlights Fiscal 2020 Second Quarter – versus Fiscal 2019 Second Quarter

•	Net sales of $105 million in 2020, compared with $113 million in 2019

•	Net income of $3.9 million in 2020, compared with $3.1 million in 2019

•	Earnings per diluted share of $0.13 in 2020, compared with $0.11 in 2019

•	EBITDA[1] of $12.7 million in 2020, compared with $11.9 million in 2019

Financial Highlights Fiscal 2020 Six Months – versus Fiscal 2019 Six Months

•	Net sales of $201 million in 2020, compared with $213 million in 2019

•	Net income of $4.4 million in 2020, compared with $7 million in 2019

•	Earnings per diluted share of $0.15 in 2020, compared with $0.24 in 2019

•	EBITDA of $20.3 million in 2020, compared with $24.5 million in 2019

Eric Wintemute, Chairman and CEO of American Vanguard commented, “During the quarter we recorded improved profitability on lower sales, in spite of pandemic-related effects on new product launches and reduced demand for crop commodities used by restaurants. In the face of market uncertainty, our team responded by maintaining operations without disruption, generating a profitable sales mix, improving manufacturing efficiency and reducing operating expenses in a disciplined fashion. Consequently, we have been able to generate a quarterly improvement in net income, earnings per share and EBITDA. In addition, we recorded lower working capital, improved net cash from operations by $32 million and thereby reduced debt, as compared to the same period in 2019.”

Mr. Wintemute continued, “In light of second quarter profitability and improvement of our balance sheet, I am encouraged by the direction of our financial performance during this unusual time. However, the year got off to a slow start. Thus, our first half results trailed those of the prior year with net sales down approximately 6% and higher operating expenses as a percent of net sales, due largely to a credit taken for deferred purchase price consideration in 2019. Gross margin remained flat at 39%, while factory performance was improved during the first half of 2020 versus that of 2019.”

[1]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.

Mr. Wintemute continued, “We are well-positioned to address our markets over the balance of 2020 and remain poised to perform in line with our peers. Factors that could materially affect our performance include our mosquito control business, which should benefit from forecasted hurricane activity expected to impact the South and Southeastern United States this summer, the strength of our soil fumigants, improved supply of Krovar® and Hyvar® herbicides, and growth of our corn and soybean franchises. At the same time, we will continue to pursue our key strategic initiatives for future growth, including the development and launch of new product formulations, further successful collaboration with respect to Proctor & Gamble’s Zevo® product line, and the expanded full commercial launch of our SIMPAS® precision application system later this year. We look forward to providing investors with additional information during our earnings conference call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Thursday, August 6, 2020. Interested parties may participate in the call by dialing (201) 493-6744 – please dial in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	June 30, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$8,600	$6,581
Receivables:
Trade, net of allowance for doubtful accounts of $2,658 and $2,300, respectively	123,406	136,075
Other	9,324	16,949

Total receivables, net	132,730	153,024
Inventories, net	180,993	163,313
Prepaid expenses	12,502	10,457
Income taxes receivable	1,925	2,824

Total current assets	336,750	336,199
Property, plant and equipment, net	59,161	56,521
Operating lease right-of-use assets	10,034	11,258
Intangible assets, net of amortization	194,357	198,377
Goodwill	41,278	46,557
Other assets	19,754	21,186

Total assets	$661,334	$670,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$217	$1,513
Accounts payable	52,599	64,881
Deferred revenue	4,347	6,826
Accrued program costs	60,264	47,699
Accrued expenses and other payables	9,610	12,815
Operating lease liabilities, current	4,771	4,904

Total current liabilities	131,808	138,638
Long-term debt, net of deferred loan fees	159,407	148,766
Operating lease liabilities, long-term	5,419	6,503
Other liabilities, excluding current installments	10,595	12,890
Deferred income tax liabilities	14,445	19,145

Total liabilities	321,674	325,942

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 33,229,078 shares at June 30, 2020 and 33,233,614 shares at December 31, 2019	3,324	3,324
Additional paid-in capital	90,994	90,572
Accumulated other comprehensive loss	(14,437)	(5,698)
Retained earnings	277,939	274,118

	357,820	362,316
Less treasury stock at cost, 3,061,040 shares at June 30, 2020 and December 31, 2019	(18,160)	(18,160)

Total stockholders’ equity	339,660	344,156

Total liabilities and stockholders’ equity	$661,334	$670,098

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$104,555	$113,104	$200,517	$212,780
Cost of sales	64,249	71,451	121,830	129,425

Gross profit	40,306	41,653	78,687	83,355
Operating expenses	33,555	35,362	70,100	70,162

Operating income	6,751	6,291	8,587	13,193
Interest expense, net	1,274	1,925	2,782	3,537

Income before provision for income taxes and loss on equity method investment	5,477	4,366	5,805	9,656
Income tax expense	1,565	1,224	1,360	2,584

Income before loss on equity method investment	3,912	3,142	4,445	7,072
Loss from equity method investment	25	36	38	60

Net income attributable to American Vanguard	$3,887	$3,106	$4,407	$7,012

Earnings per common share—basic	$.13	$.11	$.15	$.24

Earnings per common share—assuming dilution	$.13	$.11	$.15	$.24

Weighted average shares outstanding—basic	29,413	29,001	29,350	28,989

Weighted average shares outstanding—assuming dilution	29,854	29,540	29,904	29,560

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

For the three and six months ended June 30, 2020 and 2019

(In thousands)

(Unaudited)

	For the three months ended June 30,
	2020	2019	Change	% Change
Net sales:
US crop	$44,670	$47,575	$(2,905)	-6%
US non-crop	13,872	16,955	(3,083)	-18%

US total	58,542	64,530	(5,988)	-9%
International	46,013	48,574	(2,561)	-5%

Net sales:	$104,555	$113,104	$(8,549)	-8%

Gross profit:
US crop	$21,758	$18,719	$3,039	16%
US non-crop	7,029	8,558	(1,529)	-18%

US total	28,787	27,277	1,510	6%
International	11,519	14,376	(2,857)	-20%

Total gross profit:	$40,306	$41,653	$(1,347)	-3%

	For the six months ended June 30,
	2020	2019	Change	% Change
Net sales:
US crop	$95,032	$97,845	$(2,813)	-3%
US non-crop	24,865	28,222	(3,357)	-12%

US total	119,897	126,067	(6,170)	-5%
International	80,620	86,713	(6,093)	-7%

Net sales:	$200,517	$212,780	$(12,263)	-6%

Gross profit:
US crop	$46,003	$42,214	$3,789	9%
US non-crop	11,748	14,872	(3,124)	-21%

US total	57,751	57,086	665	1%
International	20,936	26,269	(5,333)	-20%

Total gross profit:	$78,687	$83,355	$(4,668)	-6%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$4,407	$7,012
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	9,665	9,233
Amortization of other long-term assets and deferred loan fees	2,104	2,146
Amortization of discounted liabilities	7	—
Provision for bad debts	392	445
Revision of deferred consideration	—	(2,888)
Stock-based compensation	2,545	2,995
Change in deferred income taxes	(1,562)	(572)
Loss from equity method investment	38	60
Net foreign currency adjustment	594	86
Changes in assets and liabilities associated with operations:
Decrease in net receivables	16,421	7,841
Increase in inventories	(21,706)	(27,635)
Increase in prepaid expenses and other assets	(2,297)	(1,844)
Increase in net operating lease liability	7	73
Decrease (increase) in income tax receivable	899	(4,480)
Decrease in accounts payable	(12,351)	(10,224)
Decrease in deferred revenue	(2,431)	(19,438)
Increase in accrued program costs	12,577	11,823
Decrease in other payables and accrued expenses	(3,621)	(6,719)

Net cash provided by (used in) operating activities	5,688	(32,086)

Cash flows from investing activities:
Capital expenditures	(6,386)	(7,216)
Acquisition of business, product lines, and intangible assets	(3,889)	(24,302)
Investments	(1,190)	—

Net cash used in investing activities	(11,465)	(31,518)

Cash flows from financing activities:
Net borrowings under line of credit agreement	10,502	67,800
Net payments from the issuance of common stock (sale of stock under ESPP, exercise of stock options, and shares purchased for tax withholding)	(2,123)	(513)
Repurchase of common stock	—	(2,604)
Payment of cash dividends	(1,168)	(1,160)

Net cash provided by financing activities	7,211	63,523

Net increase (decrease) in cash and cash equivalents	1,434	(81)
Effect of exchange rate changes on cash and cash equivalents	585	220
Cash and cash equivalents at beginning of period	6,581	6,168

Cash and cash equivalents at end of period	$8,600	$6,307

Supplemental cash flow information:
Cash paid during the period for:
Interest	$2,902	$3,339

Income taxes, net	$1,901	$7,583

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA

For the three and six months June 30, 2020 and 2019

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to American Vanguard, as reported	$3,887	$3,106	$4,407	$7,012
Provision for income taxes	1,565	1,224	1,360	2,584
Interest expense, net	1,274	1,925	2,782	3,537
Depreciation and amortization	5,981	5,688	11,769	11,379

EBITDA[2]	$12,707	$11,943	$20,318	$24,512

[2]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.